Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 1997 relating to the financial statements as of January 31, 1997 and the year then ended, which appear in Dollar General Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended January 29, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
June 11, 1999